UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2007

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Mohegan Tribal Gaming Authority (the “Authority”) is governed by a nine-member Management Board consisting of the nine members of the Mohegan Tribal Council (the governing body of the Mohegan Tribe of Indians of Connecticut (the “Tribe”)). Any change in the composition of the Mohegan Tribal Council results in a corresponding change in the Authority’s Management Board. The registered voters of the Tribe elect all members of the Tribal Council.

On March 5, 2007, the Tribe announced the results of a special election held on March 4, 2007 wherein Cheryl Todd was chosen to be a member of the Mohegan Tribal Council. Effective as of March 5, 2007, Ms. Todd assumed the seat previously held by Roland J. Harris and will serve out the remaining portion of Mr. Harris’s term, which expires in October 2007. Mr. Harris resigned from his position in the Tribal Council, and therefore the Management Board, on December 11, 2006 to accept a position as Senior Vice President of Project Management at the Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: March 8, 2007	By:	/s/ William Quidgeon, Jr.
William Quidgeon, Jr.
Treasurer, Management Board